Exhibit 2

Execution Version

STOCKHOLDERS AGREEMENT

Between

SUNPOWER CORPORATION

And

ENPHASE ENERGY, INC.

August 9, 2018

1. Definitions	1
2. Board Matters	4
2.1 Board Designee	4
2.2 Requirements and Other Covenants	5
2.3 Termination of Board Designation Rights	6
3. Voting Agreement and Irrevocable Proxy	6
3.1 Voting Agreement	6
3.2 Irrevocable Proxy	7
3.3 Termination	7
4. Registration Rights	7
4.1 Form S-3 Registration Rights	7
4.2 Registration Procedures	8
4.3 Registration Expenses	10
4.4 Indemnification	11
5. Additional Agreements	14
5.1 Lock Up and Sales Restrictions	14
5.2 Standstill	14
5.3 Transfer Restrictions	17
6. Remedies	18
6.1 Specific Enforcement	18
6.2 Remedies Cumulative	18
7. Term and Termination	18
8. Miscellaneous	18
8.1 Successors and Assigns	18
8.2 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	19
8.3 Counterparts	19
8.4 Construction	19
8.5 Notices	20
8.6 Consent Required to Amend, Modify, Terminate or Waive	20
8.7 Delays or Omissions	21
8.8 Severability	21
8.9 Entire Agreement	21
8.10 Further Assurances	21

i

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2018 by and between Enphase Energy, Inc., a Delaware corporation (the “Company”), and SunPower Corporation, a Delaware corporation (the “Stockholder”).

RECITALS

A. On June 12, 2018, the Company and the Stockholder executed and delivered an Asset Purchase Agreement (the “APA”) pursuant to which the Company agreed to purchase, and Stockholder agreed to sell, certain assets of the Stockholder as set forth in and pursuant to the APA.

B. As partial consideration for the transactions under the APA, the Company shall issue the Closing Shares to the Stockholder at the Closing.

C. In connection with the issuance of the Closing Shares under the APA, and as a condition to the Closing, the Company and the Stockholder desire to enter into this Agreement to establish certain rights, restrictions and obligations of the Stockholder with respect to the Company Securities Beneficially Owned by the Stockholder.

D. This is the Stockholders Agreement attached as Exhibit C to the APA.

In consideration of the agreements and covenants in this Agreement and other good and valuable consideration, the receipt of which is acknowledged, the parties to this Agreement agree as follows:

1. Definitions.

The following terms used in this Agreement have the meanings set forth in this Section 1.

“Abstained Matter” has the meaning given to it in Section 3.1.

“APA” has the meaning given to it in the Recitals.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Agreement” has the meaning given to it in the Introduction.

“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 under the Exchange Act, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (a) capital stock of any Person or (b) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

“Board” means the Board of Directors of the Company.

“Board Designee” has the meaning given to it in Section 2.1(a).

“Board Designation Termination Event” has the meaning given to it in Section 2.3.

“Change of Control” means any transaction or series of transactions (as a result of a tender offer, merger, consolidation, reorganization or otherwise) that results in (i) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of substantially all of the property or assets of a Person and its subsidiaries (taken as a whole) to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), (ii) holders of the voting stock of such Person outstanding immediately before such transaction or transactions owning, in the aggregate, less than a majority of the outstanding voting stock of such Person (or any parent or successor entity) immediately after such transaction or transactions or (iii) the majority of such Person’s board of directors immediately after such transaction or transactions consisting of directors not approved by a majority of the directors serving immediately prior to such transaction or series of transactions.

“Closing” has the meaning given to it in the APA.

“Closing Shares” means 7,500,000 shares of Common Stock.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means (i) the Common Stock of the Company, par value $0.00001 per share, (ii) any securities of the Company or any successor or assign of the Company into which such stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.

“Company” has the meaning given to it in the Introduction.

“Company Competitor” means any Person that is engaged in the solar power industry.

“Company Securities” means any securities of the Company, or any securities convertible or exchangeable into or exercisable for any securities of the Company, including the Common Stock and the Closing Shares.

“Confidential Information” means all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date of this Agreement or whether pursuant to this Agreement or otherwise) concerning the Company or its Affiliates that may be furnished to any Person by or on behalf of the Company, its Affiliates or its or their representatives, other than information which (a) becomes generally available to the public other than as a result of a breach of this Agreement, (b) becomes available to such Person on a non-confidential basis from a source other than the Company, its Affiliates or its or their respective representatives; provided that the source thereof is not known by such Person or such of its Affiliates or its or their respective representatives to be bound by an obligation of confidentiality to the Company, or (c) is independently developed by such Person, its Affiliates or its or their representatives without the use of or reference to any information that would otherwise be Confidential Information under this definition.

“Effectiveness Period” has the meaning given to it in Section 4.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” has the meaning given to it in Section 5.2(d).

“Indemnified Party” has the meaning given to it in Section 4.4(c).

“Indemnifying Party” has the meaning given to it in Section 4.4(c).

“Lockup Period” has the meaning given to it in Section 5.1(a).

“Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.

“Permitted Transferee” means, with respect to the Stockholder, any Affiliate that becomes a party to and fully subject to and bound by this Agreement to the same extent as the Stockholder by executing and delivering a joinder agreement in form and substance acceptable to the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Closing Shares and any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Closing Shares; provided that the foregoing shares shall cease to be Registrable Securities upon the earliest to occur of the following: (a) sale by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Closing Shares sold shall cease to be Registrable Securities); or (b) becoming eligible for sale by the holder thereof pursuant to Rule 144 without volume or manner of sale restrictions after the fifth anniversary of the Closing.

“Registration Statement” means each registration statement required to be filed under Section 4, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits to such registration statement, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” has the meaning given to it in Section 4.2(j).

“Standstill Termination Event” has the meaning given to it in Section 5.2.

“Stockholder” has the meaning given to it in the Introduction.

“Stockholders Meeting” has the meaning given to it in Section 3.1.

“Trading Day” means a day on which the principal trading market for the Common Stock is open for trading.

“Transfer” has the meaning given to it in Section 5.1(a).

2. Board Matters.

2.1 Board Designee.

(a) Promptly following the date of this Agreement (and no later than the next regularly-scheduled meeting of the Board following the Closing), the Board shall appoint one individual designated in writing by the Stockholder as a Class III director (including any replacement designee under Section 2.1(b), the “Board Designee”). Subject to Section 2.2, the Company will include the Board Designee on the slate of nominees recommended by the Board and the Nominating Committee in the Company’s proxy statement and on its proxy card for each annual meeting of stockholders following the date of this Agreement where the Class III directors are to be elected by the Company’s stockholders until the rights under this Section 2 terminate in accordance with this Agreement.

(b) If, as a result of death, resignation, disqualification or removal, the individual serving as the Board Designee ceases to serve as a director of the Board, the Board shall appoint one individual designated in writing by the Stockholder to fill the vacancy created by such death, resignation, disqualification or removal. The replacement Board Designee will be appointed by the Board promptly following such death, resignation, disqualification or removal (and no later than the next regularly-scheduled meeting of the Board following such event) subject to the Stockholder’s and the replacement Board Designee’s compliance with the other applicable provisions of this Agreement, including Section 2.2.

2.2 Requirements and Other Covenants.

(a) Each individual designated by the Stockholder as a Board Designee shall be a senior executive officer of the Stockholder and shall otherwise be reasonably acceptable to the Company.

(b) Each individual designated by the Stockholder as a Board Designee shall be recommended by the Nominating Committee and determined by the Nominating Committee to be qualified and suitable to serve as a member of the Board under (i) all applicable corporate governance policies or guidelines of the Company, the Board and the Nominating Committee and (ii) all applicable legal, regulatory and stock market requirements as determined in good faith by the Board and the Nominating Committee; provided, however, that the Board Designee shall not be required to be an “independent director” or an “audit committee financial expert” as defined in the NASDAQ listing standards and the applicable rules of the Commission.

(c) The Stockholder shall provide to the Company all information regarding a Board Designee that the Company may reasonably request or that is required to be disclosed in a proxy statement filed pursuant to the applicable rules of the Commission, including any consents to be named in a proxy statement and to serve as a director if elected. Each Board Designee shall execute all other documents as the Company may reasonably request to be executed by director nominees for election at an annual meeting (including D&O questionnaires).

(d) The Stockholder and its Affiliates shall keep confidential all Confidential Information entrusted to or obtained by any of them by reason of a Board Designee’s position as a director of the Company in accordance with Section 10.1 of the APA. A Board Designee may, subject to and in compliance with applicable securities laws, provide Confidential Information to any director, officer or employee of the Stockholder to the extent reasonably necessary (and to the extent such Person reasonably needs to know such information) in connection with the Stockholder’s ownership of Company securities; provided, however, that the Stockholder and its Affiliates shall cause any such recipient to comply with the provisions of this Section 2.2(d) applicable to the Stockholder and its Affiliates, it being understood that the Stockholder shall be responsible for any breach of the provisions hereof by such recipient. The Board Designee, the Stockholder and any director, officer or employee of the Stockholder who receives Confidential Information may disclose any such Confidential Information to the extent required by applicable law; provided that, to the extent practicable and legally permissible, the disclosing party (i) gives the Company reasonable notice of any such requirement so that the Company may seek appropriate protective measures and (ii) cooperates with the Company in attempting to obtain such protective measures.

(e) The Stockholder acknowledges that it is aware, and will advise each Board Designee and any other entity or Person who receives Confidential Information, that applicable securities laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such laws.

2.3 Termination of Board Designation Rights. All obligations of the Company, the Board and the Nominating Committee, and all rights of the Stockholder, under this Section 2 shall terminate upon the first to occur of: (a) the date on which the Stockholder does not Beneficially Own at least 55% of the Closing Shares issued at the Closing of the APA; (b) the Stockholder sells all or substantially all of its assets; (c) any person or “group” (as such term is used in Section 13 of the Exchange Act), directly or indirectly, Beneficially Owns 50% or more of the total outstanding capital stock of the Company; (d) the Stockholder consummates a transaction constituting a Change of Control of the Stockholder; or (e) the Stockholder or any of its Affiliates enters into any letter of intent, agreement or commitment with respect to any of the events referred to in paragraphs (a) through (d) (each of (a)-(e), a “Board Designation Termination Event”). The Stockholder shall notify the Company in writing of a Board Designation Termination Event, if practicable, at least 10 days before the consummation of the transaction(s) constituting the Board Designation Termination Event. Following a Board Designation Termination Event, if requested by the Company the Stockholder shall cause the individual then serving as its Board Designee to provide a written resignation from the Board (and any applicable Board committees). Upon the request of the Company, the Stockholder will apprise the Company of its Beneficial Ownership of Company Securities so that the Company may assess whether a Board Designation Termination Event has occurred.

3. Voting Agreement and Irrevocable Proxy.

3.1 Voting Agreement. During the term of this Agreement (unless the obligations under this Section 3 are earlier terminated), at each annual meeting or special meeting of stockholders (including any adjournments or postponements, a “Stockholders Meeting”), the Stockholder shall (a) cause all Company Securities owned of record by the Stockholder and its Affiliates, and (b) cause the record owner, in the case of all Company Securities Beneficially Owned but not owned of record by the Stockholder or any of its Affiliates, as of the record date for the applicable Stockholders Meeting, (i) to be present for quorum purposes and (ii) to be voted in favor of (x) all nominees of the Company in its proxy statement for the applicable Stockholders Meeting for election to the Board at the applicable Stockholders Meeting and (y) all routine management proposals (including compensation-related matters) and against (A) any stockholder nominations for director which are not recommended by the Board for election at the applicable Stockholders Meeting, and (B) any proposals or resolutions to remove any member of the Board. The foregoing notwithstanding, if the Board Designee votes on record at a Board meeting against the approval of any matter contemplated by the foregoing provisions of this Section 3.1, the Stockholder shall be not be required to vote its Company Securities for any of such matters pursuant to this Section 3.1 (each, an “Abstained Matter”).

3.2 Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to the Company a proxy in a form mutually agreed by the parties (acting reasonably), which will be irrevocable (i) to the extent provided in Section 212 of the Delaware General Corporation Law with respect to all Company Securities owned of record, or Beneficially Owned, by the Stockholder or its Affiliates and (ii) at any time during the Term of this Agreement when the Stockholder Beneficially Owns at least 4% of the outstanding shares of Common Stock.

3.3 Termination. The obligations of the Stockholder under this Section 3 shall terminate upon the occurrence of an event described in clauses (a), (b), (c) or (d) of Section 2.3.

4. Registration Rights.

4.1 Form S-3 Registration Rights.

(a) On or prior to November 7, 2018, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, the registration rights under this Section 4 shall not apply unless and until the Company becomes eligible to register for resale the Registrable Securities on Form S-3) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in a form to be mutually agreed by the parties (acting reasonably).

(b) The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable after the filing of the Registration Statement, and the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by the Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 or (ii) the date that is five years following the Closing Date (the “Effectiveness Period”).

(c) The Company shall notify the Stockholder in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that a Registration Statement has been declared effective and shall simultaneously provide the Stockholder with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered by the applicable Registration Statement and Prospectus.

(d) At any time after being obligated to file a Registration Statement or after a Registration Statement has become effective, the Company may defer the filing of or suspend the use of a Registration Statement by giving written notice of such action to the Stockholder with a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of a Registration Statement covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company or its stockholders to defer the filing or suspend the use of such Registration Statement at such time. The Company shall have the right to defer the filing of or suspend the use of a Registration Statement for a period of not more than 15 Trading Days from the date the Company notifies the Stockholder of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 4.1(d) more than three times in any 12-month period. In the case of the suspension of use of any effective Registration Statement, the Stockholder, immediately upon receipt of notice from the Company, shall discontinue any sales of Registrable Securities pursuant to such Registration Statement until advised in writing by the Company that the use of such Registration Statement may be resumed. In the case of a deferred Registration Statement under this Section 4.1(d), the Company shall provide prompt written notice to the Stockholder of the Company’s decision to file or seek effectiveness of such Registration Statement following such deferral and the effectiveness of such Registration Statement.

4.2 Registration Procedures. In connection with the Company’s registration obligations under this Agreement, the Company and the Stockholder agree as follows.

(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement to such Registration Statement or Prospectus, the Company shall furnish via email to the Stockholder copies of all documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review by the Stockholder (it being acknowledged and agreed that if the Stockholder does not object to or comment on the aforementioned documents within two Trading Days, then the Stockholder shall be deemed to have consented to and approved the use of such documents). The Company shall reflect in each such document when so filed with the Commission such comments regarding the Stockholder and the Plan of Distribution as the Stockholder may reasonably and promptly propose no later than two Trading Days after the Stockholder has been furnished with copies of such documents pursuant to this Section 4.2(a).

(b) Subject to Section 4.1(d), the Company shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so amended or supplemented to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Stockholder set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that, subject to applicable requirements, the Stockholder shall be responsible for the delivery of the Prospectus to the Persons to whom the Stockholder sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and the Stockholder agrees to dispose of Registrable Securities in compliance with the Plan of Distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c) The Company shall notify the Stockholder reasonably promptly, and if requested by the Stockholder, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (v) the financial statements included in any Registration Statement become ineligible for inclusion therein; and (vi) the occurrence or existence of any pending development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement; provided that any and all of such information shall remain confidential to the Stockholder until such information otherwise becomes public, unless disclosure by the Stockholder is required by law.

(d) The Company shall use commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) If requested by the Stockholder, the Company shall provide the Stockholder, without charge, at least one conformed copy of each Registration Statement and each amendment to such Registration Statement, including financial statements and schedules, and all exhibits to the extent requested by the Stockholder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) The Company shall promptly deliver to the Stockholder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement to any such Prospectuses as the Stockholder reasonably requests. The Company hereby consents to the use of such Prospectus and each amendment or supplement to such Prospectus by the Stockholder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement to such Prospectus to the extent permitted by federal and state securities laws and regulations.

(g) Prior to any resale of Registrable Securities by the Stockholder, the Company shall use commercially reasonable efforts to register or qualify or cooperate with the Stockholder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Stockholder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company shall cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Stockholder may reasonably request.

(i) Upon the occurrence of any event described in Section 4.2(c)(iii)-(vi), as promptly as reasonably practicable, the Company shall prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Stockholder that the Stockholder furnishes to the Company a completed Selling Stockholder Questionnaire in the form proffered by the Company (the “Selling Stockholder Questionnaire”) and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution as previously agreed to by the parties) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request, except in the case of any such information referred to in this section, to the extent the failure to provide such information does not materially affect the Company’s ability to comply with such obligations.

(k) The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Stockholder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 under the Securities Act and, as a result thereof, the Stockholder is required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities under this Section 4.2(k).

4.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with this Section 4 by the Company, including (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, the principal trading market for the Common Stock, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the principal trading market for the Common Stock. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Stockholder or any legal fees or other costs of the Stockholder.

4.4 Indemnification.

(a) The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Stockholder, the officers, directors, partners, members, agents and employees of the Stockholder, each Person who controls the Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation under the Securities Act, the Exchange Act or such other laws relating to the offer or sale of the Registrable Securities, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or in any amendment or supplement to such Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement to such Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Stockholder furnished in writing to the Company by the Stockholder for use therein, or to the extent that such information relates to the Stockholder or the Stockholder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Stockholder expressly for use in the Registration Statement, or (ii) with respect to the Stockholder, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Stockholder, and the Stockholder seeking indemnity under this Section 4.4 was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b) The Stockholder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement to such Prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement to such Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by the Stockholder in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Stockholder furnished to the Company by the Stockholder in writing expressly for use in the Registration Statement or Prospectus, or to the extent that such information relates to the Stockholder or the Stockholder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Stockholder expressly for use in the Registration Statement (it being understood that the information provided by the Stockholder to the Company in the Selling Stockholder Questionnaire and the Plan of Distribution, as the same may be modified by the Stockholder, constitutes information reviewed and expressly approved by the Stockholder in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement to such Prospectus.

(c) If any Proceeding shall be brought or asserted against any Person entitled to indemnification under this Agreement (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(i) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (B) the Indemnifying Party shall have failed within 15 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (C) any counsel engaged by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of any such claim and such failure has materially prejudiced (or, in the reasonable judgment of the Indemnified Party, is in danger of materially prejudicing) the outcome of the applicable claim; or (D) such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to or may exist between the applicable Indemnifying Party and Indemnified Party or that there may be one or more different or additional defenses, claims, counterclaims or causes of action available to such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys (and one local counsel) at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(ii) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification under this Section 4.4; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined (not subject to appeal) that such Indemnified Party is not entitled to indemnification under this Section 4.4).

(d) If a claim for indemnification under Section 4.4(a) or 4.4(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(e) The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, the Stockholder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Stockholder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties under this Agreement or the APA.

5. Additional Agreements.

5.1 Lock Up and Sales Restrictions.

(a) The Stockholder agrees that, without the Company’s prior written consent, the Stockholder will not, for the period commencing on the date of this Agreement and ending 180 days after the date of this Agreement (the “Lockup Period”), (i) lend, offer, pledge or encumber (except in connection with a bona fide debt financing or refinancing transaction by the Stockholder where the Stockholder grants to the lender(s) in such transaction a lien against all of the Stockholder’s and its Affiliates’ personal property assets), hypothecate, assign, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any Company Securities; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (any action or item described clauses (i) and (ii) being a “Transfer”), or (iii) publicly disclose the intention to make any Transfer, or to enter into any other transaction, swap, hedge or other arrangement relating to any Company Securities. Notwithstanding the foregoing, upon a Standstill Termination Event, the restrictions set forth in clauses (i), (ii) and (iii) shall no longer be applicable and the Closing Shares shall automatically be released from the restrictions on the next Trading Day.

(b) Subject to all other restrictions under this Agreement or applicable law, after the Lockup Period, the Stockholder agrees that it shall only Transfer up to 1,000,000 shares of Company Securities during any trailing six-month period without the prior written consent of the Company, and all such Transfers shall be pursuant to an effective Registration Statement or made pursuant to Rule 144; provided, however, that the restrictions in this Section 5.1(b) shall not apply to nor restrict the Stockholder’s ability to participate in any merger, consolidation, share exchange, tender offer or similar transaction involving the Company and that has been recommended or approved by the Board.

5.2 Standstill. From the date of this Agreement until this Agreement is terminated in accordance with its terms (unless the obligations under this Section 5.2 are earlier terminated), the Stockholder agrees that it will not, and will cause each of its Affiliates to not:

(a) (i) make, engage in, or in any way participate in, directly or indirectly, any solicitation of proxies (as such terms are used in the proxy rules of the Commission) or consent to vote or advise, encourage or influence any Person with respect to the voting of any Company Securities for (x) any Abstained Matter or (y) the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), in each case, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any Stockholders Meeting or voting its Company Securities at any such meeting in its sole discretion (subject to compliance with this Agreement), (ii) make or be a proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or (iii) initiate, encourage or participate in any “withhold” or similar campaign, directly or indirectly;

(b) form, join, encourage, influence, advise or in any way participate in any group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons who are not Affiliates of the Stockholder with respect to any Company Securities or otherwise in any manner agree, attempt, seek or propose to deposit any Company Securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(c) sell, offer or agree to sell directly or indirectly, including through swap or hedging transactions, the Company Securities or any rights decoupled from the underlying Company Securities held by the Stockholder or any Affiliate of the Stockholder to any Person, except as expressly permitted under Sections 5.1 and 5.3 of this Agreement;

(d) (i) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other Person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”) unless such Extraordinary Transaction was proposed or endorsed by the Company, (ii) frustrate or seek to frustrate any Extraordinary Transaction proposed or endorsed by the Company, or (iii) make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause (d) will not preclude the (x) tender (or action not to tender) by the Stockholder or an Affiliate of the Stockholder of any securities of the Company into any tender or exchange offer or the conversion of any securities of the Company in any merger or similar transaction in an Extraordinary Transaction proposed or endorsed by the Company, or (y) vote by the Stockholder or an Affiliate of the Stockholder of any securities of the Company with respect to any Extraordinary Transaction other than in connection with an Extraordinary Transaction proposed or endorsed by the Company;

(e) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(f) (i) call or seek to call any meeting of the Company’s stockholders, including by written consent, (ii) seek representation on, or nominate any candidate to, the Board (other than as contemplated by this Agreement), (iii) seek the removal of any member of the Board (other than as contemplated by this Agreement), (iv) solicit consents from the Company’s stockholders or otherwise act or seek to act by written consent, or (v) conduct a referendum of the Company’s stockholders;

(g) take any action in support of or make any proposal or request that constitutes: (i) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (ii) any material change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of the Company; (iii) any other material change in the Company’s management, business or corporate structure; (iv) seeking to have the Company waive or make amendments or modifications to the Company’s Certificate of Incorporation or By-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any Person; (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; provided, however, that this clause (g) will not preclude the (x) tender (or action not to tender) by the Stockholder or an Affiliate of the Stockholder of any securities of the Company into any tender or exchange offer or the conversion of any securities of the Company in any merger or similar transaction, or (y) vote by the Stockholder or an Affiliate of the Stockholder of any securities of the Company with respect to any Extraordinary Transaction proposed or endorsed by the Company;

(h) make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged, the Company, any of the Company’s Affiliates, or any of the Company’s past, present or future officers or directors appointed during the term of this Agreement;

(i) other than litigation to enforce the provisions of, or asserting any claim with respect to, this Agreement, the Company’s Certificate of Incorporation, the Company’s By-laws, or any other contract or agreement with the Company any of its Affiliates, or any of their respective past, present or future directors, officers or employees, including the APA and the MSA (as defined in the APA), institute, solicit or assist or join as a party (or threaten to institute, solicit, assist or join as a party), any action, complaint, litigation, arbitration, or similar proceeding against or to which the Company, its Affiliates or any of their respective past, present or future directors, officers or employees appointed during the terms of this Agreement (including derivative actions) is a party;

(j) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; or

(k) enter into any discussions, negotiations, agreements or understandings with any Person to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Person to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

The obligations of the Stockholder under this Section 5.2 shall terminate upon the earlier of (i) the termination of this Agreement pursuant to Section 7 or (ii) the date on which (x) the Stockholder does not have any rights under this Agreement to appoint a Board Designee, (y) a Person who is an Affiliate of the Stockholder no longer serves as a director of the Company and (z) the Master Supply Agreement, dated as of August 9, 2018, between the Company and the Stockholder, has been terminated (each, a “Standstill Termination Event”).

5.3 Transfer Restrictions.

(a) Company Securities may only be Transferred by the Stockholder in accordance with Section 5.1(b) of this Agreement and in compliance with state and federal securities laws, other than a Transfer by the Stockholder to a Permitted Transferee. In connection with any Transfer of Company Securities permitted under this Agreement or with the written consent of the Company, other than pursuant to an effective Registration Statement or Rule 144 or to a Permitted Transferee, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration of such transferred Company Securities under the Securities Act.

(b) Any other provision of this Agreement notwithstanding, the Stockholder and any transferees of the Stockholder will not at any time Transfer any Company Securities to a Company Competitor, except (i) in connection with any merger, consolidation, share exchange, tender offer or similar transaction involving the Company and that has been recommended or approved by the Board or (ii) in connection with brokered open market sales so long that the Stockholder does not know (or have reason to know) that the purchaser in any such trades is a Company Competitor.

(c) The Stockholder agrees to the imprinting, so long as is required by this Section 5.3, of a legend on any of the Company Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS.

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND THE STOCKHOLDERS AGREEMENT DATED AUGUST 9, 2018, AMONG THE COMPANY, THE STOCKHOLDER AND ANY OTHER PARTIES THERETO FROM TIME TO TIME, AS AMENDED FROM TIME TO TIME (THE “STOCKHOLDERS AGREEMENT”).

THE STOCKHOLDER SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

6. Remedies.

6.1 Specific Enforcement. Each party acknowledges and agrees that each party to this Agreement will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company and the Stockholder shall be entitled to seek an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

6.2 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7. Term and Termination.

(a) This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (i) the mutual written agreement of the Company and the Stockholder; (ii) the date on which the Stockholder and its Affiliates do not Beneficially Own any shares of Common Stock; or (iii) the consummation of a transaction constituting a Change of Control of the Company.

(b) Upon the termination of this Agreement pursuant to Section 7(a), this Agreement shall become void and of no further effect; provided that (i) the provisions of Sections 2.2(d), 2.2(e), 4.4, 6, 7 and 8 shall survive the termination of this Agreement and (ii) any breach of this Agreement prior to termination shall survive the termination of this Agreement.

8. Miscellaneous.

8.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising under this Agreement or by reason of this Agreement shall be assignable by the Stockholder pursuant to any Transfer of Company Securities or otherwise, other than Transfers to a Permitted Transferee.

8.2 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and any disputes under this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(b) Each party to this Agreement (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of California in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party to this Agreement agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 8.5. Nothing in this Section 8.2, however, shall affect the right of any party to serve such summons, complaint or initial pleading in any other manner permitted by law.

(c) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS UNDER THIS AGREEMENT AND ANY ANCILLARY AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND ANY ANCILLARY AGREEMENT.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or .pdf format shall be sufficient to bind the parties to the terms of this Agreement.

8.4 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated by any federal, state, local or foreign statute or law, unless the context requires otherwise.

(c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Any reference in this Agreement to a section or clause shall be deemed to refer to a section or clause of this Agreement, unless the context clearly indicates otherwise.

8.5 Notices. All notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given and made (a) when served by personal delivery upon the Party for whom it is intended, (b) one Trading Day after deposited for delivery prepaid with a nationally recognized overnight courier service, or (c) on the date sent by e-mail (with confirmation of receipt, such as by the “return receipt requested” function, as available, express email response or other express written acknowledgment) if sent during normal business hours of the recipient, and on the next Trading Day if sent after normal business hours of the recipient. Notices and communications and confirmations to the parties to this Agreement shall be sent to the addresses set forth below, unless another address has been specified in writing by party in a notice delivered under this Section 8.5:

If to the Company: Enphase Energy, Inc. 1420 N. McDowell Blvd. Petaluma, CA 94954 Email: bkothandaraman@enphaseenergy.com Attention: Badrinarayanan Kothandaraman, President and Chief Executive Officer

Copy to:

Enphase Energy, Inc.

1420 N. McDowell Blvd.

Petaluma, CA 94954

Email: dquinlan@enphaseenergy.com

Attention: Denis Quinlan, General Counsel

and

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019-9710

Email: Michael.Penney@arnoldporter.com

Attention: Michael Penney

If to the Stockholder or any Permitted Transferee: SunPower Corporation 77 Rio Robles San Jose, CA 95134 Email: legalnoticesunpower@sunpower.com Attention: General Counsel	Copy to: Duane Morris LLP 865 S. Figueroa Street, Suite 3100 Los Angeles, CA 90017 Email: rwkadlec@duanemorris.com Attn: Robert W. Kadlec

8.6 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Stockholder (for itself and on behalf of any Permitted Transferees). Any amendment, modification, termination, or waiver effected in accordance with this Section 8.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver.

8.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.9 Entire Agreement. This Agreement, the Company’s Certificate of Incorporation and By-laws and the other Ancillary Agreements (as defined in the APA) constitute the full and entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the parties is expressly canceled.

8.10 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties under this Agreement.

[Signature Page Follows]

The parties have executed this Stockholders Agreement as of the date first written above.

COMPANY:

ENPHASE ENERGY, INC.

By:	/s/ Eric Branderiz
Name:	Eric Branderiz
Title:	Chief Financial Officer

STOCKHOLDER:

SUNPOWER CORPORATION

By:	/s/ Manavendra S. Sial
Name:	Manavendra S. Sial
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Stockholders Agreement]